EXHIBIT C
LETTER OF TRANSMITTAL
Regarding Shares of
NEUBERGER PRIVATE MARKETS ACCESS FUND LLC
Tendered Pursuant to the Offer to Purchase
Dated August 28, 2026
THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC.
BY SEPTEMBER 25, 2026
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 25, 2026,
UNLESS THE OFFER IS EXTENDED
Complete This Letter of Transmittal and Return To:
Neuberger Private Markets Access Fund LLC
c/o UMB Fund Services, Inc.
235 W. Galena Street
Milwaukee, WI 53212
Attention: Tender Offer Administrator
Fax: (816) 860-3140
Email: aiprocessing@umb.com
Questions? Phone: (844) 448-4480

Letter of Transmittal Page 1 of 5

NEUBERGER PRIVATE MARKETS ACCESS FUND LLC
Ladies and Gentlemen:
The undersigned hereby tenders to Neuberger Private Markets Access Fund LLC, a closed-end, non-diversified management investment company organized as a limited liability company under the laws of the State of Delaware (the “Fund”), the shares of limited liability company interests in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 28, 2026 (the “Offer”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.
The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.
The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Shares tendered hereby.
As described in Section 7 of the Offer, the initial payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal. The undersigned recognizes that the amount of the initial payment of the purchase amount for Shares will be based on the unaudited value of the Fund as of September 30, 2026, subject to an extension of the Offer as described in Section 8 of the Offer and less any early repurchase fee relating to such Shares. The Board has discretion to hold back a portion of the amount due to all tendering Shareholders, which shall not exceed 5% of the total amount due to all tendering Shareholders. If there is such a holdback, the second and final payment for the balance due shall be paid no later than 5 business days after the completion of the annual audit of the Fund’s financial statements for the fiscal year in which the applicable repurchase is effected. It is anticipated that the annual audit of the Fund’s financial statements will be completed no later than 60 days after the fiscal year-end of the Fund. Any final payment of cash due will also be made by wire transfer of the funds to the undersigned’s account as provided herein.
All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer, this tender is irrevocable.
FOR ADDITIONAL INFORMATION: PHONE: (844) 448-4480.

Letter of Transmittal Page 2 of 5

LETTER OF TRANSMITTAL
Tender Valuation Date: September 30, 2026
Tender Expiration Date: 11:59 p.m. ET, September 25, 2026
PLEASE COMPLETE PARTS 1, 2, 3, AND 4
MAIL TO:	EMAIL* TO:	FAX TO:
NEUBERGER PRIVATE MARKETS ACCESS FUND LLC c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	aiprocessing@umb.com	FAX: (816) 860-3140
Please note that the email inbox is an automated inbox. All emails sent to the automated inbox are auto encrypted; any documents sent with additional encryption or that are password protected will not be received. Please send one email per tender request along with required supporting documentation (if any).
PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST
PART 1 — NAME AND ADDRESS
Account #:
Full Account Registration Line 1:
Full Account Registration Line 2:
Address:
City, State, Zip:
Social Security # or Taxpayer ID #:
Telephone Number:

Advisor Account #:
Advisor Name:
Advisor Address Line 1
Advisor Address Line 2
Advisor Telephone Number:
FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)
Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

Letter of Transmittal Page 3 of 5

PART 2 — AMOUNT OF SHARES IN THE FUND BEING TENDERED:
☐
Entire amount of Shares

☐
Partial amount of Shares (Indicate the number or dollar amount of Shares below)

If you are requesting that less than all of your Shares be tendered, indicate the number of requested Shares being tendered:

Number of Shares:	,	,	.
If you are requesting that less than all of your Shares be tendered and you prefer to tender a specific dollar amount, indicate the requested dollar amount of Shares being tendered:

Dollar Amount ($):	,	,	.
PART 3 — PAYMENT
PAYMENT GUIDELINES: Proceeds from tax deferred and tax exempt registration types are required to be returned to the custodian on record.
If you invest in the fund through a financial intermediary, that financial intermediary may require alternate payment and/or delivery instructions, notwithstanding your request herein. Please contact your financial intermediary before submitting your tender request.
Please Deliver All Proceeds via Federal Wire to the Following:
☐
Deliver All Proceeds to Custodian to Bank Account on Record

☐
Deliver All Proceeds to Broker/Dealer/RIA to Bank Account on Record

☐
Deliver All Proceeds to Bank Account on Record

☐
Deliver All Proceeds to New Bank Instructions (Must complete Part 4 below)

POST-AUDIT HOLDBACK PAYMENTS: Holdback payments, if any, will be delivered after the Fund’s audit is complete at the end of the Fund’s fiscal year to the same wire instruction the tender proceeds are delivered to. If alternate payment instructions are needed for the holdback, please contact UMB Fund Services, Inc. at (844) 448-4480 for instructions.
PART 4 — NEW BANK INSTRUCTIONS
(Medallion Signature Guarantee Required if this Part is completed)
Bank Name:
ABA Routing Number:
For Credit to:
Name(s) on Bank Account:
Bank Account Number:
For Further Credit to:
Name(s) on Shareholder’s Account:
Shareholder Account Number at Broker:

Letter of Transmittal Page 4 of 5

PART 5 — SIGNATURE(S)

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date
THIS DOCUMENT REQUIRES A MEDALLION SIGNATURE GUARANTEE BELOW ONLY WHEN AUTHORIZED SIGNER(S) INSTRUCT THE FUND TO SEND TENDER PROCEEDS TO AN ACCOUNT OTHER THAN THE BROKER/CUSTODIAN ACCOUNT OF RECORD.

PLEASE CONTACT YOUR FINANCIAL INTERMEDIARY BEFORE SUBMITTING YOUR TENDER REQUEST.

Letter of Transmittal Page 5 of 5